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                                                                   EXHIBIT 10.23


                 WAIVER AND FIFTH AMENDMENT TO CREDIT AGREEMENT

         THIS WAIVER AND FIFTH AMENDMENT TO CREDIT AGREEMENT (the "Waiver and Amendment"), dated as of June 30, 1995, is entered into by and between CALIFORNIA MICROWAVE, INC. (the "Company") and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION (the "Bank").

                                    RECITALS

      A. The Company and the Bank are parties to a Credit Agreement dated as of May 17, 1993 (the "Original Credit Agreement"), as amended by an Amendment to Credit Agreement dated as of October 25, 1993, a Second Amendment to Credit Agreement dated as of October 25, 1993, a Third Amendment to Credit Agreement dated as of February 22, 1994, and a Fourth Amendment to Credit Agreement dated as of March 1, 1995 (the Original Credit Agreement, as so amended, the "Credit Agreement") pursuant to which the Bank has extended certain credit facilities to the Company.

      B. The Company has reported to the Bank the existence of certain events of default under the Credit Agreement. The Company has requested that the Bank waive certain events of default and agree to certain amendments of the Credit Agreement.

      C. The Bank is willing to waive certain defaults under the Credit Agreement, and to amend the Credit Agreement subject to the terms and conditions of this Waiver and Amendment.

         NOW, THEREFORE, for valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

      1. Defined Terms. Unless otherwise defined herein, capitalized terms used herein shall have the meanings, if any, assigned to them in the Credit Agreement.

      2. Defaults and Waiver.

         (a) For purposes of this Waiver and Amendment, the "Existing Defaults" shall mean the defaults existing on this date under Section 8.01(c) of the Credit Agreement solely as a consequence of a breach of the negative covenants set forth at Sections 7.11, 7.13 and 7.14(b).

         (b) Subject to and upon the terms and conditions hereof, the Bank hereby waives the Existing Defaults; provided, however, the waiver with respect to the Existing

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Default relating to Section 7.14(b) shall only apply if and to the extent that the Company's consolidated operating loss for June 30, 1995 does not exceed $37,500,000 and the Company's consolidated net loss after taxes for June 30, 1995 does not exceed $27,500,000. If either such loss is determined to exceed such amount, an Event of Default shall exist relating to Section 7.14(b) as of June 30, 1995.

         (c) Nothing contained herein shall be deemed a waiver of (or otherwise affect the Bank's ability to enforce) any other default or Event of Default, including without limitation (i) any default or Event of Default as may now or hereafter exist and arise from or otherwise be related to the Existing Defaults (including without limitation any cross-default arising under the Credit Agreement by virtue of any matters resulting from the Existing Defaults), and
(ii) any default or Event of Default arising at any time after the Effective Date and which is the same as any of the Existing Defaults.

      3. Amendments to Credit Agreement. The Credit Agreement shall be amended as follows:

         (a) Section 7.11 shall be amended in its entirety to read as follows:

             "7.11 Quick Ratio. The Company shall not at the end of any fiscal quarter suffer or permit its ratio (determined on a consolidated basis ) of (a) cash plus Cash Equivalents plus the amount of Eligible Receivables, net of any allowance for doubtful accounts, to (b) Consolidated Current Liabilities to be less than 0.90:1.0"

         (b) Section 7.13 shall be amended in its entirety to read as follows:

             "7.13 Tangible Net Worth. The Company shall not permit its Tangible Net Worth (determined on a consolidated basis) at the end of any fiscal quarter to be less than the sum of (a) $160,000,000 plus (b) seventy-five percent (75%) of quarterly net income for each fiscal quarter ending subsequent to the quarter ended June 30, 1995, with no reduction for net losses, plus (c) seventy-five percent (75%) of the Net Issuance Proceeds of any equity securities issued by the Company after the fiscal quarter


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             ended June 30, 1995, (Net Issuance Proceeds including for this purpose the value of any equity securities issued by the Company upon conversion of any convertible Indebtedness of the Company)."

         (c) Section 7.14 shall be amended in its entirety to read as follows:

             "7.14 Consecutive Quarterly Losses. The Company, on a consolidated basis, shall not incur or suffer or permit to be incurred (a) any quarterly operating loss or any quarterly net loss in any two consecutive fiscal quarters or (b) any quarterly operating loss or quarterly net loss in excess of 5% of Tangible Net Worth."

      4. Representations and Warranties. The Company hereby represents and warrants to the Bank as follows:

         (a) Other than the Existing Defaults, no Default or Event of Default has occurred and is continuing.

         (b) The execution, delivery and performance by the Company of this Waiver and Amendment have been duly authorized by all necessary corporate and other action and do not and will not require any registration with, consent or approval of, notice to or action by, any Person (including any Governmental Authority) in order to be effective and enforceable. The Credit Agreement as amended by this Waiver and Amendment constitutes the legal, valid and binding obligations of the Company, enforceable against it in accordance with its respective terms, without defense, counterclaim or offset.

         (c) Subject to the Existing Defaults, all representations and warranties of the Company contained in the Credit Agreement are true and correct.

         (d) The Company is entering into this Waiver and Amendment on the basis of its own investigation and for its own reasons, without reliance upon the Bank or any other Person.

      5. Effective Date

         This Waiver and Amendment will become effective as of June 30, 1995 (the "Effective Date") upon receipt by the

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Bank from the Company of a duly executed original of this Waiver and Amendment.

      6. Reservation of Rights. The Company acknowledges and agrees that neither the Bank's forbearance in exercising its rights and remedies in connection with the Existing Defaults, nor the execution and delivery by the Bank of this Waiver and Amendment, shall be deemed (i) to create a course of dealing or otherwise obligate the Bank to forbear or execute similar waivers under the same or similar circumstances in the future, or (ii) to waive, relinquish, or impair any right of the Bank to receive any indemnity or similar payment from any person or entity as a result of any matters arising form or relating to the Existing Defaults.

      7. Miscellaneous.

         (a) Except as herein expressly amended, all terms, covenants and provisions of the Credit Agreement are and shall remain in full force and effect and all references therein to such Credit Agreement shall henceforth refer to the Credit Agreement as amended by this Waiver and Amendment. This Waiver and Amendment shall be deemed incorporated into, and a part of, the Credit Agreement.

         (b) This Waiver and Amendment shall be binding upon and inure to the benefit of the parties hereto and thereto and their respective successors and assigns. No third party beneficiaries are intended in connection with this Waiver and Amendment.

         (c) This Waiver and Amendment shall be governed by and construed in accordance with the law of the State of California.

         (d) This Waiver and Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Each of the parties hereto understands and agrees that this document (and any other document required herein) may be delivered by any party thereto either in the form of an executed original or an executed original sent by facsimile transmission to be followed promptly by mailing of a hard copy original, and that receipt by the Bank of a facsimile transmitted document purportedly bearing the signature of the Company shall bind the Company, with the same force and effect as the delivery of a hard copy original. Any failure by the Bank to receive the hard copy executed original of such document shall not diminish the binding effect of receipt of the facsimile transmitted executed original of such document which hard copy page was not received by the Bank.


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         (e) This Waiver and Amendment together with the Credit Agreement, contains the entire and exclusive agreement of the parties hereto with reference to the matters discussed herein and therein. This Waiver and Amendment supersedes all prior drafts and communications with respect thereto. This Waiver and Amendment may not be amended except in accordance with the provisions of
Section 9.01 of the Credit Agreement.

         (f) If any term or provision of this Waiver and Amendment shall be deemed prohibited by or invalid under any applicable law, such provision shall be invalidated without affecting the remaining provisions of this Waiver and Amendment or the Credit Agreement, respectively.

         (g) The Company covenants to pay to or reimburse the Bank, upon demand, for all costs and expenses (including allocated costs of in-house counsel) incurred in connection with the development, preparation, negotiation, execution and delivery of this Waiver and Amendment and the administration of the Existing Defaults, including without limitation appraisal, audit, search and filing fees incurred in connection therewith.

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Waiver and Amendment as of the date first above written.

                                            CALIFORNIA MICROWAVE, INC.


                                            By:
                                               ---------------------------------
                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------

                                            By:
                                               ---------------------------------
                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------


                                            BANK OF AMERICA NATIONAL TRUST AND
                                            SAVINGS ASSOCIATION


                                            By:
                                               ---------------------------------
                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------


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